Exhibit 99.1

Financial News Release

For Immediate Release

Contact Information:	Investor Inquiries	Media Inquiries
	Jeff Bouchard	Chris Bright
	Pixelworks, Inc.	Pixelworks, Inc.
	Tel: (503) 454-1771	Tel: (503) 454-1770
	E-mail: jeffb@pixelworks.com	E-mail: cbright@pixelworks.com
Web site: www.pixelworks.com

Conference Call at 2 p.m. PST, January 27, 2005 – Pixelworks will host a conference call at 2 p.m. PST, January 27, 2005, which can be accessed at (913) 981-5520 and using pass code 6449709.  The conference call will also be available through a Web broadcast that can be accessed by visiting the Investor Relations section at www.pixelworks.com.  A replay of the conference call will be available through January 30, 2005 and can be accessed by calling (719) 457-0820 and using pass code 6449709.  A replay of the Web broadcast will be available through February 26, 2005.

Pixelworks Reports Fourth Quarter and

2004 Financial Results

2004 Highlights:

•      Record revenue of $176.2 million increased 25% over $140.9 million in 2003, with the advanced television business leading the way with 102% revenue growth.

•      Record GAAP net income of $21.8 million, or $0.45 per diluted share, improved from a GAAP net loss of ($530,000), or ($0.01) per share in 2003; record pro forma net income of $23.1 million, or $0.47 per diluted share, more than doubled from pro forma net income of $10.2 million, or $0.22 per diluted share, in 2003.

Fourth Quarter Highlights:

•      Revenue of $38.5 million decreased 6% year-over-year; record advanced television revenue represented approximately 54% of total revenue, marking the first time that advanced televisions represented a majority of the company’s total revenue.

•      GAAP net income was $4.0 million, or $0.08 per diluted share, pro forma* net income was $4.3 million, or $0.09 per diluted share.

—more—

*Pro forma gross profit, income before income taxes, and net income (loss), which differs from gross profit, income before income taxes, and net income (loss) in accordance with U.S. generally accepted accounting principles (GAAP), excludes merger-related and restructuring expenses, and non-cash expenses for amortization of purchased developed technology, in-process research and development expense, and stock-based compensation and amortization of assembled workforce.  A schedule reconciling these amounts for the three months ended December 31, 2004 and 2003, and the years ended December 31, 2004 and 2003 are included in this news release.  Pixelworks’ management believes the presentation of these non-GAAP financial measures provides useful information to investors regarding Pixelworks’ results of operations as these non-GAAP financial measures allow investors to better evaluate ongoing business performance. Pixelworks’ management also uses these non-GAAP financial measures internally to monitor performance of the business. Pixelworks, however, cautions investors to consider these non-GAAP financial measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

Tualatin, Ore., January 27, 2005 — Pixelworks, Inc. (NASDAQ:PXLW), a leading provider of system-on-chip ICs for the advanced display industry, today announced financial results for the fourth quarter and year ended December 31, 2004.

Revenue for the fourth quarter of 2004 was $38.5 million, a 6 percent decrease from revenue of $40.8 million in the fourth quarter of 2003 and a 13 percent decrease from revenue of $44.0 million in the third quarter of 2004.  For the year, record revenue of $176.2 million increased 25 percent over revenue of $140.9 million in 2003.

Net income in accordance with generally accepted accounting principles (GAAP) in the fourth quarter of 2004 was $4.0 million, or $0.08 per diluted share, compared with net income of $2.9 million, or $0.06 per diluted share, in the fourth quarter of 2003 and net income of $5.4 million or $0.11 per diluted share, in the third quarter of 2004.  For the year, the Company reported record net income of $21.8 million, or $0.45 per diluted share, and achieved GAAP net income in each of the four quarters of the year for the first time in the Company’s history.  In 2003, the Company reported a net loss of ($530,000), or ($0.01) per share.

Pro forma net income in the fourth quarter of 2004 was $4.3 million, or $0.09 per diluted share, compared to pro forma net income of $5.2 million, or $0.11 per diluted share in the fourth quarter of 2003 and pro forma net income of $5.8 million, or $0.12 per diluted share, in the third quarter of 2004.  For the year, record pro forma net income increased to $23.1 million, or $0.47 per diluted share, an increase of 127 percent compared with pro forma net income of $10.2 million, or $0.22 per diluted share, in 2003.

The Company was required to adopt EITF 04-8, “The Effect of Contingently Convertible Instruments on Diluted Earnings Per Share” in the fourth quarter of 2004.  As a result, the Company must now include the effect of the conversion of the debentures into common stock in the weighted average share and net income per share calculations using the if-converted method, as long as the effect is dilutive.  The effect was dilutive for the year ended December 31, 2004 on a GAAP and pro forma basis, therefore GAAP and pro forma weighted average shares outstanding and net income per share include the effect of conversion of the debentures.

“The strength of our advanced television business in 2004, led by sales of products for use in LCD televisions, propelled us to our eighth consecutive year of record revenues,” said Allen Alley, President, CEO and Chairman of Pixelworks.  “Our focus on relentless innovation resulted in our introduction of a broad range of new products at the Consumer Electronics Show in January.  We believe the outstanding product portfolio with which we enter 2005 brings our vision of supplying the entire signal path for advanced displays closer to reality.  As we expand our footprint along the signal path, we are helping each of our customers achieve superior picture quality and performance at price points that will accelerate mass consumer adoption of advanced televisions in the years ahead,” Alley concluded.

Business Outlook for First Quarter 2005

The following statements are based on current expectations.  These statements are forward-looking, subject to risks and uncertainties, and actual results may differ materially.  These statements do not include the potential impact of any investments outside the ordinary course of business, or mergers or acquisitions that may be completed after December 31, 2004.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The inclusion of any statement in this release does not constitute a suggestion by the Company or any other person that the events or circumstances described in such statements are material.  The Company does not undertake to publicly update or revise these forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied in this release will not be realized.

The Company estimates net income per share in the first quarter of 2005 will be $0.00 to $0.02 on a GAAP basis and $0.01 to $0.03 on a pro forma basis, based on the following estimates:

•      Revenue of $37.0 to $40.0 million. Revenue is highly dependent on a number of factors including, but not limited to, general economic conditions, timely new product introductions, the Company’s ability to secure additional design wins with customers, growth rates in the flat panel monitor, multimedia projector, and advanced television markets, levels of inventory at distributors and customers and increased supply of products from the Company’s third party foundries.

•      GAAP gross profit margin of 43.0 to 45.0 percent. Pro forma gross profit margin, which excludes an estimated $132,000 in non-cash expense for the amortization of acquired developed technology, of 43.3 to 45.3 percent. Gross profit margin may be higher or lower than expected due to many factors including, but not limited to, competitive pricing actions, changes in estimated product costs, revenue levels and changes in estimated product mix.

•      R&D and SG&A expenses, combined, of $16.5 to $17.0 million.

•      Non-cash expenses for stock-based compensation and amortization of assembled workforce of approximately $150,000 (excluded for pro forma reporting purposes).

•      Interest income of approximately $850,000.

•      Effective tax rate of 24 to 28 percent of net income before income taxes on a pro forma basis.  Due to FASB Statement 123 (Revised) “Share Based Payment” becoming effective in 2005 as well as other factors, the effective tax rate on a GAAP basis cannot be reasonably estimated at this time.  Both the pro forma and GAAP effective tax rates are subject to significant variation on an ongoing basis due to changes in the level of income before taxes, research and development tax credits and other factors.

About Pixelworks, Inc.

Pixelworks, headquartered in Tualatin, Oregon, is a leading provider of system-on-chip ICs for the advanced display industry. Pixelworks’ solutions provide the intelligence for advanced televisions, multimedia projectors and flat panel monitors by processing and optimizing video and computer graphics signals to produce high quality images.  Many of the world’s leading manufacturers of consumer electronics and computer display products utilize our technology to enhance image quality and ease of use of their products.

For more information, please visit the Company’s Web site at www.pixelworks.com.

#####

Pixelworks is a trademark of Pixelworks, Inc. All other trademarks and registration marks are the property of their respective corporations.

Safe Harbor Statement

The statements by Allen Alley and the statements in the Business Outlook for First Quarter 2005 above are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company’s business. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict.  Actual results could vary materially from the description contained herein due to many factors including those described above and the following: changes in growth in the multimedia projector, advanced television, and flat panel monitor industries; changes in customer ordering patterns or lead times; competitive factors, such as rival chip architectures, introduction or traction by competing designs, or pricing pressures; insufficient, excess or obsolete inventory and variations in inventory valuation; lack of continued success in technological advances; shortages of manufacturing capacity from our third-party foundries; litigation involving intellectual property or other matters, non-acceptance of the combined technologies by leading manufacturers, and other risk factors listed from time to time in the Company’s Securities and Exchange Commission filings.  The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release. If the Company does update one or more forward-looking statements, investors and others should not conclude that the Company will make additional updates with respect thereto or with respect to other forward-looking statements.

PIXELWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (GAAP BASIS)

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003

Revenue	$38,462	$40,841	$176,211	$140,921
Cost of revenue (1)	21,057	21,903	89,655	77,528
Gross profit	17,405	18,938	86,556	63,393

Operating expenses:
Research and development	7,900	6,038	30,407	26,014
Selling, general and administrative	7,261	6,124	27,281	22,465
Merger related expenses	—	—	—	8,949
Restructuring	—	1,122	—	5,049
Stock-based compensation and amortization of assembled workforce	133	2,390	839	3,530
Total operating expenses	15,294	15,674	58,527	66,007
Income (loss) from operations	2,111	3,264	28,029	(2,614)

Interest income	1,585	250	3,823	1,188
Interest expense	(657)	—	(1,609)	(11)
Amortization of debt issuance costs	(178)	—	(472)	—
Interest income, net	750	250	1,742	1,177
Income (loss) before income taxes	2,861	3,514	29,771	(1,437)

Provision for (recovery of) income taxes	(1,159)	571	7,990	(907)

Net income (loss)	$4,020	$2,943	$21,781	$(530)

Net income (loss) per share:
Basic	$0.09	$0.06	$0.47	$(0.01)
Diluted	$0.08	$0.06	$0.45	$(0.01)

Weighted average shares outstanding:
Basic	46,902	45,753	46,673	45,337
Diluted	48,220	47,433	52,062	45,337

(1)          Includes amortization of acquired developed technology of $132 for each of the three months ended December 31, 2004 and 2003, and $529 for each of the years ended December 31, 2004 and 2003.

PIXELWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (PRO FORMA BASIS)

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003

Revenue	$38,462	$40,841	$176,211	$140,921
Cost of revenue	20,925	21,771	89,126	76,999
Pro forma gross profit	17,537	19,070	87,085	63,922

Operating expenses:
Research and development	7,900	6,038	30,407	26,014
Selling, general and administrative	7,261	6,124	27,281	22,465
Total operating expenses	15,161	12,162	57,688	48,479
Pro forma income from operations	2,376	6,908	29,397	15,443

Interest income	1,585	250	3,823	1,188
Interest expense	(657)	—	(1,609)	(11)
Amortization of debt issuance costs	(178)	—	(472)	—
Interest income, net	750	250	1,742	1,177
Pro forma income before income taxes	3,126	7,158	31,139	16,620

Provision for (recovery of) income taxes	(1,159)	1,912	7,990	6,408

Pro forma net income	$4,285	$5,246	$23,149	$10,212

Pro forma net income per share:
Basic	$0.09	$0.11	$0.50	$0.23
Diluted	$0.09	$0.11	$0.47	$0.22

Weighted average shares outstanding:
Basic	46,902	45,753	46,673	45,337
Diluted	48,220	47,433	52,062	46,673

The above pro forma financial statements are presented for informational purposes only.  Our presentation of pro forma financial information excludes non-cash expenses resulting from acquisitions and the issuance of stock options, as well as unusual or infrequent expenses that are not directly attributable to our ongoing operations and are expected to be incurred over a limited period of time.  Because of these exclusions, our presentation is not in accordance with U.S. generally accepted accounting principles (GAAP). Additionally, our presentation of pro forma financial information may not be consistent with that of other companies.

We believe that the exclusion of non-cash charges may help the investor better understand our liquidity position and the use of tangible resources in our operations.  Additionally the exclusion of unusual or infrequent items provides an alternative measure which may help the investor evaluate our underlying operating performance.  Pro forma information is not, and should not be considered, a substitute for financial information prepared in accordance with GAAP.

PIXELWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

RECONCILIATION OF GAAP TO PRO FORMA BASIS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31, 2004				Three Months Ended December 31, 2003
	GAAP	Adjustments		Pro forma	GAAP	Adjustments		Pro forma

Revenue	$38,462	$—		$38,462	$40,841	$—		$40,841
Cost of revenue	21,057	(132	)(1)	20,925	21,903	(132	)(1)	21,771
Gross profit	17,405	132		17,537	18,938	132		19,070

Operating expenses:
Research and development	7,900	—		7,900	6,038	—		6,038
Selling, general and administrative	7,261	—		7,261	6,124	—		6,124
Restructuring	—	—		—	1,122	(1,122	)(2)	—
Stock-based compensation and amortization of assembled workforce	133	(133	)(3)	—	2,390	(2,390	)(3)	—
Total operating expenses	15,294	(133)		15,161	15,674	(3,512)		12,162
Income from operations	2,111	265		2,376	3,264	3,644		6,908

Interest income	1,585	—		1,585	250	—		250
Interest expense	(657)	—		(657)	—	—		—
Amortization of debt issuance costs	(178)	—		(178)	—	—		—
Interest income, net	750	—		750	250	—		250
Income before income taxes	2,861	265		3,126	3,514	3,644		7,158

Provision for (recovery of) income taxes	(1,159)	—		(1,159)	571	1,341	(4)	1,912

Net income	$4,020	$265		$4,285	$2,943	$2,303		$5,246

Net income per share:
Basic	$0.09			$0.09	$0.06			$0.11
Diluted	$0.08			$0.09	$0.06			$0.11

Weighted average shares outstanding:
Basic	46,902			46,902	45,753			45,753
Diluted	48,220			48,220	47,433			47,433

(1)          Non-cash expenses for amortization of value assigned to an acquired company’s developed and other core technology at time of acquisition.

(2)          One-time expenses associated with corporate restructuring.

(3)          Non-cash expenses associated with certain stock options issued to employees prior to the Company’s Initial Public Offering and to employees of acquired companies.  Also includes non-cash expense associated with amortization of the intangible assembled workforce asset recorded in connection with the Jaldi Semiconductor asset acquisition.

(4)          Adjustment to record the tax effect of pro forma expense adjustments.

PIXELWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

RECONCILIATION OF GAAP TO PRO FORMA BASIS

(In thousands, except per share data)

(Unaudited)

	Year Ended December 31, 2004				Year Ended December 31, 2003
	GAAP	Adjustments		Pro forma	GAAP	Adjustments		Pro forma

Revenue	$176,211	$—		$176,211	$140,921	$—		$140,921
Cost of revenue	89,655	(529	)(1)	89,126	77,528	(529	)(1)	76,999
Gross profit	86,556	529		87,085	63,393	529		63,922

Operating expenses:
Research and development	30,407	—		30,407	26,014	—		26,014
Selling, general and administrative	27,281	—		27,281	22,465	—		22,465
Merger related expenses	—	—		—	8,949	(8,949	)(2)	—
Restructuring	—	—		—	5,049	(5,049	)(3)	—
Stock-based compensation and amortization of assembled workforce	839	(839	)(4)	—	3,530	(3,530	)(4)	—
Total operating expenses	58,527	(839)		57,688	66,007	(17,528)		48,479
Income (loss) from operations	28,029	1,368		29,397	(2,614)	18,057		15,443

Interest income	3,823	—		3,823	1,188	—		1,188
Interest expense	(1,609)	—		(1,609)	(11)	—		(11)
Amortization of debt issuance costs	(472)	—		(472)	—	—		—
Interest income, net	1,742	—		1,742	1,177	—		1,177
Income (loss) before income taxes	29,771	1,368		31,139	(1,437)	18,057		16,620

Provision for (recovery of) income taxes	7,990	—		7,990	(907)	7,315	(5)	6,408

Net income (loss)	$21,781	$1,368		$23,149	$(530)	$10,742		$10,212

Net income (loss) per share:
Basic	$0.47			$0.50	$(0.01)			$0.23
Diluted	$0.45			$0.47	$(0.01)			$0.22

Weighted average shares outstanding:
Basic	46,673			46,673	45,337			45,337
Diluted	52,062			52,062	45,337			46,673

(1)          Non-cash expenses for amortization of value assigned to an acquired company’s developed and other core technology at time of acquisition.

(2)          Expenses related to proposed (now terminated) merger with Genesis Microchip.

(3)          One-time expenses associated with corporate restructuring.

(4)          Non-cash expenses associated with certain stock options issued to employees prior to the Company’s Initial Public Offering and to employees of acquired companies.  Also includes non-cash expense associated with amortization of the intangible assembled workforce asset recorded in connection with the Jaldi Semiconductor asset acquisition.

(5)          Adjustment to record the tax effect of pro forma expense adjustments.

PIXELWORKS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	December 31, 2004	December 31, 2003

ASSETS

Current assets:
Cash and cash equivalents	$105,085	$75,165
Short-term marketable securities	87,713	5,656
Accounts receivable, net	14,605	8,468
Inventories, net	18,575	10,478
Prepaid expenses and other current assets	4,856	4,826
Total current assets	230,834	104,593

Long-term marketable securities	79,483	19,875
Property and equipment, net	12,444	6,561
Other assets, net	8,101	12,511
Debt issuance costs, net	4,483	—
Deferred tax assets, net	4,868	3,694
Acquired intangible assets, net	2,520	3,535
Goodwill	81,946	82,548
Total assets	$424,679	$233,317

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$5,946	$4,330
Accrued liabilities and current portion of long term-liabilities	12,842	8,582
Income taxes payable	3,503	—
Total current liabilities	22,291	12,912

Long-term liabilities	365	100
Long-term debt	150,000	—
Total liabilities	172,656	13,012

Shareholders’ equity	252,023	220,305
Total liabilities and shareholders’ equity	$424,679	$233,317